Exhibit 99.1

Mesa Labs Acquires Dental Sterilizer Testing Business

Lakewood, Colorado, August 6, 2015 – Mesa Laboratories, Inc. (NASDAQ:MLAB) (we, us, our, “Mesa” or the “Company”) today announced the acquisition of substantially all of the assets (other than cash and certain fixed assets) and certain liabilities of the dental sterilizer testing business of North Bay Bioscience, LLC, a Michigan company (“NBBS”).

The acquisition price for the NBBS business consisted of cash consideration of $11,250,000, subject to a minor working capital adjustment. The acquisition is expected to add approximately $4,000,000 to Mesa’s revenues and to be accretive to our diluted net income per share during the first twelve months.

The bulk of the NBBS business involves testing of small table-top sterilizers in the U.S. dental industry under CDC and State guidelines, which generally require that each sterilizer is tested weekly using biological indicators (“BI’s”). In practice, for each sterilizer that a dental practice may have, NBBS delivers a kit that contains sufficient BI’s for 52 weeks of testing. To conduct the test, the BI’s are processed through the sterilizer in the dental office and then mailed back to NBBS for testing to determine if the sterilizer was working correctly. NBBS has created a service unique in the sterilizer testing business which tracks the performance of each sterilizer and allows the dental practice to monitor this data on-line.

In addition to the testing business, NBBS distributes self-contained biological indicators to the dental market in both the U.S. and Canada for those dentists who prefer to perform the testing process in-house.

NBBS is based in Traverse City, Michigan, and we will continue to operate the business from the current facilities. Upon the closing of the transaction Mesa hired all of the NBBS employees, including the management team.

“We are excited about the acquisition of NBBS”, said John J. Sullivan, President and CEO of Mesa. “Mesa has long been a major supplier of BI’s to the dental testing market, but we have never provided a service directly to dentists, such as that conducted by NBBS. With this acquisition, we are now more directly involved with the users of our products, which allows us to capture additional margin for these products. A movement to selling directly to end users is a strategy common to several of our product lines and the acquisition of NBBS advances this effort. NBBS has been growing at an annual rate of approximately twelve percent over the past three years, and I look forward to working with our new Mesa employees as we work to continue to grow the business going forward.”

“It’s rare that such a joining of forces results in a collection of talents, resources and attributes that holds so much potential”, said Michael Kittendorf, Manager and Owner of NBBS. “We are certain that our customers will benefit from this direct to market movement and the combining of these two companies. We are very excited to be joining the Mesa Labs organization and we are looking forward to contributing to the growth and success that will come.”

About Mesa Laboratories, Inc.

We pursue a strategy of focusing primarily on quality control products and services, which are sold into niche markets that are driven by regulatory requirements. We prefer markets that have limited competition where we can establish a commanding presence and achieve high gross margins. We are organized into four divisions across eight physical locations. Our Instruments Division designs, manufactures and markets quality control instruments and disposable products utilized in connection with the healthcare, pharmaceutical, food and beverage, medical device, industrial hygiene, environmental air sampling and semiconductor industries. Our Biological Indicators Division manufactures and markets biological indicators and distributes chemical indicators used to assess the effectiveness of sterilization processes, including steam, hydrogen peroxide, ethylene oxide and radiation, in the hospital, dental, medical device and pharmaceutical industries. Our Continuous Monitoring Division designs, develops and markets systems which are used to monitor various environmental parameters such as temperature, humidity and differential pressure to ensure that critical storage and processing conditions are maintained in hospitals, pharmaceutical and medical device manufacturers, blood banks, pharmacies and a number of other laboratory and industrial environments. Our Cold Chain Division provides parameter monitoring of products in a cold chain, consulting services such as compliance monitoring, packaging development and validation or mapping of transport and storage containers, and thermal packaging products such as coolers, boxes, insulation materials and phase-change products to control temperature during transport.

Forward Looking Statements

This press release may contain information that constitutes "forward-looking statements." Generally, the words "believe," "expect," "project," “anticipate,” "estimate," "intend," "will" and similar expressions identify forward-looking statements, which generally are not historical in nature. However, the absence of these words or similar expressions does not mean that a statement is not forward-looking. All statements that address operating performance, events or developments that we expect or anticipate will occur in the future — including statements relating to revenue growth and statements expressing general views about future operating results — are forward-looking statements. Management believes that these forward-looking statements are reasonable as and when made. However, caution should be taken not to place undue reliance on any such forward-looking statements because such statements speak only as of the date when made. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law. In addition, forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from our historical experience and present expectations or projections. These risks and uncertainties include, but are not limited to, those described in our Annual Report on Form 10-K for the year ended March 31, 2015, and those described from time to time in our subsequent reports filed with the Securities and Exchange Commission.

CONTACT: John J. Sullivan, Ph.D.; President and CEO, or John Sakys; CFO, both of Mesa Laboratories, Inc., +1-303-987-8000

For more information about the Company, please visit its website at www.mesalabs.com